Consent of Independent Registered Public Accounting Firm

The Board of Directors
China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 15, 2007, relating to the consolidated financial statements of China-Biotics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO McCabe Lo Limited

Hong Kong, November 20, 2007